Exhibit 99.1

HANCOCK FABRICS ANNOUNCES
FIRST QUARTER RESULTS

BALDWYN, MS, June 10, 2011 – Hancock Fabrics, Inc. (OTC symbol: HKFI) today announced financial results for its first quarter ended April 30, 2011.

Financial summary for the first quarter include:

•
Net sales for the quarter were $62.0 million compared to $63.1 million for the first quarter of last year.  Comparable store sales decreased 1.3% compared to a 2.0% decrease in the first quarter of last year.

•	Operating loss for the quarter was $1.0 million, compared to break-even for the previous year’s first quarter.

•	Adjusted EBITDA totaled $0.6 million, a decrease of $1.0 million over the first quarter of fiscal 2010.

•	Net inventories have been reduced by $6.3 million compared to the same period last year, ending the quarter at $86.7 million.

•
At quarter end, the Company had outstanding borrowings under its revolving line of credit of $12.6 million, which is a reduction of $1.1 million compared to the end of the first quarter of fiscal 2010. Additional amounts available to borrow under its revolving line of credit at the end of the quarter were $42.6 million.   At quarter end, the balance of the Company’s Floating Rate Secured Notes was unchanged at $21.6 million and the warrant discount on the Notes was $5.3 million.

Steven R. Morgan, Interim President and Chief Executive Officer commented, “Our first quarter results were impacted by the investment required to focus on the areas we outlined at the end of the fiscal year.  We have made significant progress during the quarter in improving our store presentation, refining our craft business, refocusing our merchandise organization, and expanding our replenishment process.  We have also undertaken the liquidation of our aged products.  While these activities have come at an initial short term cost, we are positioning our organization for improved fall and winter seasons.”

[1]

Operating Results

Gross margin for the quarter of 44.2% was a 30 basis point improvement compared to the 43.9% of the prior year’s first quarter.  This increase reflects a 120 basis point reduction in merchandise cost offset by a 20 basis point increase in freight costs and a 70 basis point increase in sourcing and warehousing.

Selling, general and administrative expenses for the quarter have increased by $0.7 million to $27.3 million (44.1% of sales) from $26.6 million (42.2% of sales) last year. Increases have been driven by additional investment in initiatives to improve our store standards in preparation for the second half of the year.

Store Openings, Closings and Remodels

During the quarter, the Company closed one store and ended the quarter with 264 stores.

Hancock Fabrics, Inc. is committed to being the inspirational authority in fabric and sewing, serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company currently operates 264 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

Contact:
Robert W. Driskell
Executive Vice President and
Chief Financial Officer
662.365.6112

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Supplemental Disclosures Regarding Non-GAAP Financial Information

The Company has presented Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company defines Adjusted EBITDA as net earnings before interest, income taxes, discontinued operations, depreciation and amortization, reorganization expenses and significant one-time items.  The Company uses Adjusted EBITDA, among other things, to evaluate operating performance, to plan and forecast future periods’ operating performance, and as an incentive compensation target for certain management personnel.

As Adjusted EBITDA is not a measure of operating performance or liquidity calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this measure should not be considered in isolation of, or as a substitute for, net earnings (loss), as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of Adjusted EBITDA may differ from similarly titled measures used by other companies. As Adjusted EBITDA excludes certain financial information compared with net earnings (loss) and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of Adjusted EBITDA to net earnings (loss) and net cash provided by operating activities.

Comments in this news release that are not historical facts, including statements about our management team, are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward looking statements. These risks and uncertainties include, but are not limited to, general economic trends, intense competition in our industry, adverse discounting actions taken by competitors, changes in consumer demand or purchase patterns, the terms of our significant indebtedness, delays or interruptions in the flow of merchandise between the Company’s suppliers and/or its distribution center and its stores, rising fuel costs, tightening of purchase terms by suppliers and their factors, a disruption in the Company’s data processing services and other risks and uncertainties discussed  in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.

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HANCOCK FABRICS, INC.
CONSOLIDATED BALANCE SHEETS
	(unaudited)
	April 30,	May 1,	January 29,
(in thousands, except for share amounts)	2011	2010	2011 (1)
Assets
Current assets:
Cash and cash equivalents	$2,363	$2,573	$2,372
Receivables, less allowance for doubtful accounts	3,203	3,165	3,841
Inventories, net	86,729	93,003	87,804
Prepaid expenses	2,416	2,162	2,465
Total current assets	94,711	100,903	96,482

Property and equipment, net	38,279	41,700	39,335
Goodwill	3,139	3,210	3,139
Other assets	1,850	4,325	1,967
Total assets	$137,979	$150,138	$140,923

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$19,758	$23,271	$17,842
Accrued liabilities	13,390	12,859	14,937
Other pre-petition obligations	725	824	730
Total current liabilities	33,873	36,954	33,509

Long-term debt obligations, net	28,847	27,627	28,784
Capital lease obligations	3,040	3,159	3,072
Postretirement benefits other than pensions	2,392	2,199	2,337
Pension and SERP liabilities	29,376	27,286	30,506
Other liabilities	7,699	6,892	7,878
Total liabilities	105,227	104,117	106,086

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value; 80,000,000 shares authorized;
33,468,455, 33,308,944 and 33,283,944 issued and 20,068,543,
19,915,813 and 19,902,148 outstanding, respectively	335	333	335
Additional paid-in capital	89,764	89,293	89,671
Retained earnings	114,082	125,394	116,234
Treasury stock, at cost, 13,399,912, 13,393,131 and 13,381,796
shares held, respectively	(153,733)	(153,723)	(153,731)
Accumulated other comprehensive loss	(17,696)	(15,276)	(17,672)
Total shareholders' equity	32,752	46,021	34,837
Total liabilities and shareholders' equity	$137,979	$150,138	$140,923

(1) - From audited balance sheet included in our annual report on Form 10-K for the fiscal year ended January 29, 2011.

[4]

HANCOCK FABRICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Thirteen Weeks Ended
	April 30,	May 1,
(in thousands, except per share amounts)	2011	2010

Sales	$61,977	$63,103
Cost of goods sold	34,605	35,370

Gross profit	27,372	27,733

Selling, general and administrative expense	27,340	26,644
Depreciation and amortization	1,037	1,072

Operating income (loss)	(1,005)	17

Reorganization expense, net	-	196
Interest expense, net	1,147	1,144

Loss from continuing operations before income taxes	(2,152)	(1,323)
Income taxes	-	-

Loss from continuing operations	(2,152)	(1,323)

Earnings from discontinued operations (net of tax expense of $0 and $0)	-	22

Net loss	$(2,152)	$(1,301)

Basic and diluted loss per share:
Income (loss) from continuing operations	$(0.11)	$(0.07)
Earnings from discontinued operations	-	-
Net loss	$(0.11)	$(0.07)

Weighted average shares outstanding:
Basic and diluted	19,781	19,590

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Reconciliation of Non-GAAP Financial Information

Hancock Fabrics, Inc.
Reconciliation of Adjusted EBITDA
(unaudited)

	Thirteen Weeks Ended
	April 30,	May 1,
(in thousands)	2011	2010

Net cash provided by operating activities
before reorganization activities	$1,115	$2,081
Depreciation and amortization, including cost of goods sold	(1,557)	(1,567)
Amortization of deferred loan costs	(62)	(62)
Amortization of bond discount	(583)	(583)
Stock compensation expense	(94)	(157)
Inventory valuation reserve	860	(91)
Other	(78)	(9)
Reorganization expense, net	-	(196)
Changes in assets and liabilities	(1,753)	(717)

Net income (loss)	(2,152)	(1,301)
Earnings from discontinued operations	-	(22)
Interest expense, net	1,147	1,144
Reorganization expense, net	-	196
Depreciation and amortization, including cost of goods sold	1,557	1,567

Adjusted EBITDA	$552	$1,584

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